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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement on Form S-4 of our report dated March 1, 2013, relating to our audit of the consolidated financial statements of InterMedia Espanol Holdings, LLC and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, Florida
March 11, 2013

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm